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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (File no. 333-07786) of Zindart Limited and the Registration Statement on Form S-8 (File no. 333-09516) of Zindart Limited and the related prospectuses of our report dated June 6, 2000, with respect to the consolidated financial statements of Zindart Limited in this Annual Report on Form 10-K for the year ended March 31, 2000.


/s/ ARTHUR ANDERSEN & CO


Hong Kong
June 28, 2000